Exhibit 99.1

RESTAURANT   SUPPORT   CENTER

FOR IMMEDIATE RELEASE

IHOP CORP. TO ACQUIRE APPLEBEE’S INTERNATIONAL, INC. FOR $25.50 PER SHARE

IN AN ALL-CASH TRANSACTION

Combination Brings Together Two Leading Restaurant Brands and

Creates Significant Opportunities to Generate Shareholder Value

Glendale, Calif. and Overland Park, Kan., July 16, 2007 – IHOP Corp. (NYSE: IHP) and Applebee’s International, Inc. (NASDAQ: APPB), today jointly announced a definitive agreement under which IHOP Corp. (“IHOP”) will acquire Applebee’s International, Inc. (“Applebee’s”) for $25.50 per share in cash, representing a total transaction value of approximately $2.1 billion.

Over the last five years, IHOP has successfully re-energized its nearly 50-year old brand while transforming itself into a pure-play franchisor with more than 99% of its 1,319 restaurant system owned and operated by franchisees.  IHOP believes that it can employ similar strategies to transform and re-energize Applebee’s.  IHOP intends to franchise a substantial majority of Applebee’s 508 company-operated restaurants and expects to realize significant cost savings as a result.  Additionally, management will focus on driving marketing and operational improvements aimed at re-energizing Applebee’s system performance.  These changes are expected to result in significant and increasing cash flow over time, which will be used to initially reduce debt incurred in connection with the acquisition.  Once debt levels are reduced, IHOP intends to return to its long-term commitment of returning cash to its shareholders through share repurchases.  At present, IHOP expects to continue quarterly dividend payments at the discretion of its Board of Directors.

IHOP Chairman and Chief Executive Officer Julia Stewart, who will lead the management team of the combined Company, said, “Over the past year and a half, we have been evaluating alternatives that would allow us to leverage IHOP’s proven competencies in order to create additional long-term value for shareholders, including a potential acquisition. Applebee’s meets all of our acquisition criteria and we expect the combination to generate significant additional value for our shareholders.”

Added Ms. Stewart, “We look forward to applying the same focus and discipline to Applebee’s that we have employed at IHOP over the last several years. We have successfully restructured our own company, and in the process, re-energized our brand, improved our operational performance and maximized the development of franchise restaurants.”

“This transaction represents the culmination of a comprehensive strategic alternatives process led by the Strategy Committee of our Board of Directors to identify the best alternative to create value for Applebee’s shareholders,” said Dave Goebel, President and Chief Executive Officer of Applebee’s International.  “We believe the combined Company, and the strength of the two brands, will drive significant value creation.  Our management team looks forward to working with the IHOP management team during the transition period.”

450 N. Brand Boulevard • 7th Floor • Glendale, CA 91203-2306 • Phone: (818) 637-3632 • Fax: (818) 637-3120

The transaction is expected to result in earnings accretion, exclusive of one-time transaction-related charges, in 2008 and beyond. The acquisition of Applebee’s is also expected to substantially enhance IHOP’s cash generating profile. Following the closing of the transaction, IHOP intends to utilize cash to reduce debt to a specified level and thereafter return cash to shareholders.  The following initiatives are expected to generate increased cash flow in the combined entity:

•                  Franchising the majority of Applebee’s 508 company-owned and operated restaurants;

•                  Reducing related General & Administrative expenses as those restaurants are franchised;

•                  Selling Applebee’s-owned real estate and executing related leasebacks;

•                  Reducing capital expenditures as Applebee’s is transitioned quickly out of its more capital intensive company operations model; and

•                  Re-energizing Applebee’s brand, driving same-store sales performance and improving the system’s operational performance and profitability.

Financing

IHOP intends to finance the all-cash transaction through a whole business securitization backed by Applebee’s assets and additional borrowings under IHOP’s securitization structure.  IHOP has secured a bridge facility commitment to fund the transaction pending the completion of both securitizations.  In addition, upon the closing of the acquisition, IHOP will issue new preferred stock via already committed private placements.

The all-cash transaction, which is expected to close in the fourth quarter of 2007, is subject to the approval of Applebee’s shareholders, customary closing conditions and regulatory approvals.

Advisors

Greenhill & Co., LLC acted as financial advisor, and Skadden, Arps, Slate, Meagher & Flom LLP acted as legal advisor to IHOP in connection with this transaction. Banc of America Securities LLC served as financial advisor to Applebee’s and Citi served as financial advisor to its Strategy Committee during the review of strategic alternatives.  Cravath, Swaine & Moore LLP, New York, Simpson Thacher and Bartlett LLP, New York, and Blackwell Sanders LLP, Kansas City, acted as legal advisors to Applebee’s.  Lehman Brothers is acting as sole structuring advisor and sole underwriter in connection with the Applebee’s and IHOP securitizations and is providing the bridge facility to IHOP, if required.

For more information on the transaction, visit www.ihopapplebeesacquisition.com.

Conference Call Today

IHOP will host an investor conference call to discuss today’s announcement at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time).  To participate on the call, please dial 800-798-2801 and reference pass code 67127217.  A live webcast of the call will be available on IHOP’s website at www.ihop.com, and may be accessed by visiting Conference Calls & Presentations under the site’s Investor Information section.  Participants should allow approximately ten minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the webcast.

A telephonic replay of the call may be accessed through July 23, 2007 by dialing 888-286-8010 and referencing pass code 73388672.  An online archive of the webcast will also be available on the Investor Information section of IHOP’s Web site.

Contact Information

IHOP Corp.		Applebee’s International, Inc.

Investors	Media	Investors
Stacy Roughan IHOP Corp. 818-637-3632	Paul Kranhold/Wendy Fraser Sard Verbinnen 415-618-8750	Carol DiRaimo Applebee’s International 913-967-4109

About IHOP Corp.

The IHOP family restaurant chain has been serving a wide variety of breakfast, lunch and dinner selections for more than 45 years.  Offering 14 types of pancakes as well as omelettes, breakfast specialties, burgers, sandwiches, salads, chicken and steaks, IHOP’s diverse menu appeals to people of all ages.  IHOP restaurants are franchised and operated by Glendale, California-based IHOP Corp.  As of June 30, 2007, the end of IHOP’s second quarter, there were 1,319 IHOP restaurants in 49 states, Canada, Mexico and the U.S. Virgin Islands.  IHOP Corp. common stock is listed and traded on the NYSE under the symbol “IHP.”  For more information, call the Company’s headquarters at (818) 240-6055 or visit the Company’s Web site at www.ihop.com.

About Applebee’s International, Inc.

Applebee’s International, Inc., headquartered in Overland Park, Kansas, develops, franchises and operates restaurants under the Applebee’s Neighborhood Grill & Bar brand, the largest casual dining concept in the world.  As of July 1, 2007, there were 1,943 Applebee’s restaurants operating system-wide in 49 states, 16 international countries, and one U.S. territory, of which 508 were company-owned.  Additional information on Applebee’s International can be found at the company’s website (www.applebees.com).

Forward-Looking Statements

There are forward-looking statements contained in this news release. They use such words as “may,” “will,” “expect,” “believe,” “plan,” or other similar terminology, and include statements regarding the timing and certainty of closing the transaction, strategic and financial benefits of the transaction, statements of Julia Stewart and Dave Goebel, expectations regarding accretion, integration and cost savings, and other financial guidance. These statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results to be materially different than those expressed or implied in such statements. These factors include, but are not limited to: the implementation of IHOP’s strategic growth plan; the availability of suitable locations and terms for the sites designated for development; the ability of franchise developers to fulfill their commitments to build new restaurants in the numbers and time frames covered by their development agreements; legislation and government regulation including the ability to obtain satisfactory regulatory approvals; uncertainty as to whether the transaction will be completed; the failure to obtain the approval of Applebee’s stockholders; the inability to obtain, or meet conditions imposed for, applicable regulatory requirements relating to the transaction; the failure of either party to meet the closing conditions set forth in the definitive agreement; IHOP’s failure to obtain financing for the transaction on satisfactory terms or at all; risks associated with successfully integrating IHOP and Applebee’s; risks associated with executing IHOP’s strategic plan for Applebee’s; risks associated with IHOP’s incurrence of significant indebtedness to finance the acquisition; the failure to realize the synergies and other perceived advantages resulting from the transaction; costs and potential litigation associated with the transaction; the ability to retain key personnel both before and after the transaction; conditions beyond IHOP’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting IHOP’s customers or food supplies or acts of war or terrorism; availability and cost of materials and labor; cost and availability of capital; competition; continuing acceptance of the IHOP, International House of Pancakes and Applebee’s brands and concepts by guests and franchisees; IHOP’s and Applebee’s overall marketing, operational and financial performance; economic and political conditions; adoption of new, or changes in, accounting policies and practices; and other factors discussed from time to time in IHOP’s and Applebee’s news releases, public statements and/or filings with the Securities and Exchange Commission, especially the “Risk Factors” sections of IHOP’s and Applebee’s Annual and Quarterly Reports on Forms 10-K and 10-Q. Forward-looking information is provided by IHOP Corp. pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. In addition, IHOP disclaims any intent or obligation to update these forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed transaction, IHOP Corp. and Applebee’s International will be filing documents with the Securities and Exchange Commission (the “SEC”), and Applebee’s intends to file a related preliminary and definitive proxy statement.  Investors and security holders are urged to read the related preliminary and definitive proxy statement when it becomes available because it will contain important information about the proposed transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by IHOP Corp. by contacting IHOP Investor Relations at 818-240-6055.  Investors and security holders may obtain free copies of the documents filed with the SEC by Applebee’s by contacting Applebee’s Investor Relations at 913-967-4000. In addition, you may also find information about the merger transaction at www.ihopapplebeesacquisition.com.

Applebee’s and their directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Applebee’s in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement of Applebee’s described above. Additional information regarding the directors and executive officers of Applebee’s is also included in Applebee’s proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 9, 2007, and the supplemental proxy statement filed on May 1, 2007.  These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at IHOP and Applebee’s as described above.